EXHIBIT 10.125

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made this 18th day of July, 2014, effective as of the Effective Date (as defined below), by and among Roseland Management Services, L.P., a Delaware limited partnership, and Carl Goldberg and Devra Goldberg (each, a “Consultant,” and together, the “Consultants”).

WHEREAS, concurrently with the execution of this Agreement, Carl Goldberg entered into a Separation Agreement (the “Separation Agreement”) with the Company pursuant to which his employment with the Company and/or any of its affiliates shall terminate effective as of October 23, 2014;

WHEREAS, the Company believes that the Consultants business advice and experience will be beneficial to the Company and wishes to obtain such advice and the benefit of the Consultants knowledge and experience; and

WHEREAS, the Company desires to retain the services of the Consultants and the Consultants desire to provide services to the Company, in accordance with the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitations, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto, intending legally to be bound, hereby covenant and agree as follows:

ARTICLE I
ENGAGEMENT OF SERVICES

1.1           Engagement of Consultant.  Subject to the terms and conditions set forth herein, the Company shall engage the Consultants and each Consultant agrees to provide consulting services as set forth in Section 1.2 of this Agreement.

1.2           Services to be Provided.

(a)           Services.  During the Term (as defined in Section 1.3 hereof) of this Agreement, the Consultants shall provide the services described in Schedule I attached hereto, and shall perform such other related services as may be reasonably requested by Company’s Chief Executive Officer (the “CEO”) from time to time (collectively referred to herein as, the “Services”).  The Consultants shall report directly to the CEO, and shall perform the Services faithfully, industriously, and to the best of each Consultant’s ability, experience, and talents.

 (b)           Performance of Services.  During the Term of this Agreement, the Consultants shall be responsible for reasonably determining the location, method, details and means of performing the Services required under this Agreement.  The Consultants shall obtain and maintain in effect all permits, licenses and authorizations necessary to Consultants’ performance of Services hereunder and shall at all times perform such Services and conduct Consultants’ business and affairs in accordance with all applicable federal, state and local laws and regulations.  It is agreed by the parties that (i) Carl Goldberg shall have primary responsibility for the provision and quality of the Services hereunder, (ii) Carl Goldberg shall be liable for any breach of this Agreement by Devra Goldberg, and (iii) Devra Goldberg shall not be liable for any breach of this Agreement by Carl Goldberg.

(c)           Hours.                       During the Term of this Agreement, the Consultants shall devote their reasonable attention and time during usual business hours to the business and affairs of the Company to the extent necessary or advisable to provide the Services to the reasonable satisfaction of the CEO.  The Consultants shall use their best efforts in good faith to provide the Services when requested as set forth above.

(d)           Location and Office Services.  During the Term, each Consultant will have the right to use such Consultant’s existing office at the Company’s Short Hills, New Jersey location without any obligation to pay rent for the use of such office space.  The Consultants may render the Services at the Company’s Short Hills, New Jersey location, or at such other location as may be reasonably determined by the Consultants.  The Consultants will not be responsible to pay for any related support services to the extent such support services are used as directed by the CEO for the provision of the Services hereunder.  Without limiting the obligations of the Consultants pursuant to Article IV herein, the Company shall be entitled to charge the Consultants, from time to time, an amount to be reasonably determined by the Company (and may deduct such amounts from the Consulting Fees or other amounts due to Consultants hereunder) for support services to the extent used by the Consultants for work or matters other than the provision of Services hereunder.

1.3           Term and Effectiveness of Agreement.  The term of this Agreement shall commence on October 24, 2014 (the “Commencement Date”) and shall continue until the first (1st) anniversary of the Commencement Date (the “Anniversary Date”) (the duration of this Agreement collectively referred to as, the “Term”), unless terminated in accordance with the provisions of Article 3 hereof.  This Agreement may be renewed for an additional period(s) only upon the mutual written agreement of the parties.  This Agreement shall be effective only upon and as of the effective date of the Separation Agreement and the Separation Agreement between Bradford Klatt and the Company (the “Klatt Separation Agreement”) (such date, the “Effective Date”).  In the event that the Separation Agreement or the Klatt Separation Agreement is revoked, in whole or in part, or otherwise does not become effective as of the Effective Date, this Agreement shall be null and void and of no force and effect.

1.4           Nature of Consulting Relationship.

(a)           In General.                      It is agreed and understood by the parties to this Agreement that, for all purposes, during the Term of this Agreement each Consultant shall serve solely as an independent contractor of the Company and shall not be an employee of the Company in any capacity.  Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between any of the Consultants and Company or its affiliates.  As an independent contractor, each Consultant shall accept any directions issued by the Company pertaining to the goals to be attained and the results to be achieved by Consultant, but, except to the extent otherwise expressly set forth in this Agreement, the Consultants shall be solely responsible for the manner and hours in which Consultants will perform the Services under this Agreement.

(b)           Tax Treatment.  It is agreed and understood by the parties to this Agreement that the Company shall treat each Consultant as an independent contractor for purposes of all tax laws (local, state and federal) and file any required forms consistent with that status.  Each Consultant agrees, as an independent contractor, that such Consultant is not entitled to unemployment benefits in the event this Agreement terminates, or workers’ compensation benefits in the event that such Consultant is injured in any manner while performing obligations under this Agreement. Each Consultant shall be solely responsible to pay any and all local, state, and/or federal income, social security, unemployment taxes for such Consultant, as well as workers’ compensation coverage.

(c)           Employee Benefits.  Except as expressly set forth in the Separation Agreement of each Consultant, each Consultant (i) acknowledges and agrees that such Consultant shall not receive any employee benefits of any kind from the Company, and shall be excluded from participating in any fringe benefit plans or programs or any of its affiliates as a result of the performance of the Services under this Agreement, without regard to such Consultant’s independent contractor status and (ii) waives any and all rights, if any, to participation in any of the Company’s or its affiliates’ fringe benefit plans or programs including, but not limited to, health, welfare, deferred compensation, sickness, accident or dental coverage, life insurance, disability benefits, severance, accidental death and dismemberment coverage, unemployment insurance coverage, workers’ compensation coverage, and pension or 401(k) benefits, if any, provided by the Company or its affiliates to its or their employees.

ARTICLE II
COMPENSATION

2.1           Fees.  In consideration for the Services to be provided by the Consultants hereunder, the Company shall pay a total fee to the Consultants equal to Four Hundred Thousand ($400,000) (the “Consulting Fee”) for the Term of this Agreement, payable in four installments of One Hundred Thousand Dollars ($100,000) per three-month period, on the first business day following each such three-month period.

2.2           Expense Reimbursement.  During the Term of this Agreement, the Company shall reimburse the Consultants for all reasonable business expenses actually paid or incurred by the Consultants in the course of, pursuant to and in furtherance of providing the Services hereunder, upon proper submission of supporting documentation by the Consultants and in accordance with such policies and guidelines as from time to time may be established by the Company.

2.3           Payments.  Without limiting Section 1.4(b), at the Consultants request, the Company will pay the Consulting Fee or a portion thereof and/or the expense reimbursement pursuant to Section 2.2, to an entity controlled by Consultants, by check or wire transfer of immediately available funds to such account as the Consultants may provide to the Company in writing reasonably in advance of any payment date.

2.4           Release.  Within five days of the Commencement Date, Devra Goldberg shall execute and deliver to the Company the release in the form attached hereto as Exhibit A (the “Release”).  The Company’s obligations hereunder (including, without limitation, the payment obligations pursuant to this Article II), shall be subject to and conditioned upon the due execution and delivery of the Release.

ARTICLE III
TERMINATION

3.1           Termination.                                 Notwithstanding anything to the contrary contained in this Agreement, the engagement of the Consultant and provision of Services under this Agreement shall terminate on the earliest of:

(i)           the expiration of  the Term as set forth in Section 1.3;

(ii)           the date on which one party (the “Terminating Party”) provides written notice of such termination to the other party or parties (the “Breaching Party”) by reason of the fact that the Breaching Party has materially breached its obligations under this Agreement, which breach is not cured by the Breaching Party within twenty (20) days  after the Terminating Party has given written notice of such breach to the Breaching Party; provided that the Terminating Party shall not be obligated to offer notice and an opportunity to cure if the breach is not curable;

(iii)           the death of Carl Goldberg; or

(iv)           the date on which Carl Goldberg suffers from a disability, which for purposes of this Agreement shall mean that Carl Goldberg shall, as a result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of thirty (30) consecutive days.

3.2           Termination Payments.

(i)           In the event that the Consultants terminate this Agreement pursuant to Section 3.1(ii) above due to the Company’s material breach of this Agreement, the Company shall pay to the Consultants a lump sum amount, within thirty (30) days of the date of termination, in an amount equal to the entire unpaid portion of the Consulting Fee.

(ii)           In the event that this Agreement is terminated for any reason (other than termination by the Consultants pursuant to Section 3.1(ii) above due to the Company’s material breach of this Agreement), the Company shall pay to the Consultants a lump sum amount, within thirty (30) days of the date of termination, in an amount equal to any earned yet unpaid portion of the Consulting Fee due through the date of termination.

(iii)           In addition, upon termination of this Agreement for any reason, the Company shall reimburse the Consultants for any reasonable business expenses incurred prior to the date of termination of this Agreement in accordance with Section 2.2 hereof.

3.3           Survival.  The provisions of this Article III shall survive the termination of this Agreement, as applicable.

ARTICLE IV
NONDISCLOSURE

4.1           Confidentiality.  Each Consultant understands and acknowledges that in connection with the Services such Consultant will be exposed to Confidential Information (as defined below), all of which is proprietary and which will rightfully belong to the Company or its affiliates. Each Consultant agrees to hold in a fiduciary capacity for the benefit of the Company all such Confidential Information and agrees, during the Term and any time thereafter, to keep confidential and not disclose to any other person or entity (other than the Company or its employees, attorneys, accountants, advisors or consultants as required for the provision of Services hereunder) or use for its own benefit or the benefit of any person or entity other than the Company, any Confidential Information. The obligations under this Section 4.1 shall not apply to information which: (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 4.1 or any other agreement between the Company and any of the Consultants; (ii) is required to be disclosed by law, order or regulation of a court or tribunal or government authority; provided, however, that in any such case, the Consultants shall notify the Company as early as reasonably practicable prior to disclosure to allow the Company to take appropriate measures to preserve the confidentiality of such information; (iii) is being disclosed in connection with any legal proceeding to enforce this Agreement; or (iv) is being disclosed to a Consultant’s accountants, legal counsel or other professional advisors who are actively and directly advising such Consultant in connection with this Agreement and whom such Consultant will instruct and, to the maximum extent practicable, cause, to observe the terms of this Section 4.1.  For purposes of this Agreement, “Confidential Information” means information disclosed to any of the Consultants or their representatives or known by any of them as a consequence of or in connection with services provided to the Company or its affiliates (including information conceived, originated, discovered or developed by any of the Consultants), and not generally known or otherwise in the public domain, about or pertaining to the Company or its affiliates or their respective businesses.

4.2           Non-Competition.

(a)           Subject to subsections (b) and (c) of this Section 4.2, at all times during the Term of this Agreement (including any extension of this Agreement if applicable), each of the Consultants agrees that, without obtaining the prior written consent of the Company, such Consultant shall not, directly or indirectly, through affiliates or other persons or entities, render any services that are substantially the same as the Services provided to the Company pursuant to this Agreement in connection with any Competing Project in the Territory.  For purposes of this Section 4.2, the term “Competing Project” shall mean any multi-family or office-service, flex, or office property, development or project, and the term “Territory” shall mean Hudson County, New Jersey.

(b)           For the avoidance of doubt, this Section 4.2 shall not prevent any of the Consultants from having an ownership of securities constituting no more than 2% of the outstanding voting power of any competitor of the Company or its affiliates whose securities are listed on any U.S. national securities exchange.  In addition, the Consultants shall be permitted to develop, manage, lease and/or sell the (i) assets listed on Section 3.26 of the Disclosure Schedule of that certain Membership Interest and Asset Purchase Agreement (as amended, the “Purchase Agreement”) dated as of October 8, 2012, entered into by and among Canoe Brook Investors, L.L.C. (formerly known as Roseland Partners, L.L.C.), a New Jersey limited liability company, Mack-Cali Realty Acquisition Corp., a Delaware corporation, or its designee, Mack-Cali Realty, L.P., a Delaware limited partnership and Mack-Cali Realty Corporation, a Maryland corporation, and, for the limited purposes stated therein, each of Marshall B. Tycher, Bradford R. Klatt and Carl Goldberg and (ii) the Excluded Assets (as defined in the Purchase Agreement).

(c)           Each Consultant agrees that the restrictions imposed upon such Consultant by the provisions of this Section 4.2 are fair and reasonable considering the nature of the Company’s business, and are reasonably required for the protection of the Company, and that the provisions of this Section 4.2 relating to areas of restriction, business limitations, or time periods of restriction were specifically discussed in good faith and are acceptable to such Consultant.

4.3.           Securities Trading.                                           Each Consultant hereby acknowledges that in the capacity as a consultant as set forth in this Agreement, such Consultant will have access to and, from time to time, be in possession of proprietary, confidential and material, non-public information relating to the Company or its affiliates, including Mack-Cali Realty Corporation (“MCRC”). Each Consultant acknowledges that such Consultant has been made aware of and understands that such Consultant is prohibited from trading in any securities of MCRC, the Company or their affiliates while in possession of material, non-public information and that the restriction contained herein shall survive the termination of this Agreement without limitation. Without limiting the generality of the foregoing, each Consultant agrees that suh Consultant shall not buy, sell or otherwise effect transactions in any stock or other securities of MCRC, the Company or their affiliates or any derivative securities thereof during any “blackout period” as described in MCRC’s insider trading policy and, in all cases, shall refrain from engaging in any transaction involving the stock or other securities of MCRC, the Company or their affiliates without first obtaining pre-clearance of the transaction from MCRC’s compliance officer.

4.4           Remedies.  Each Consultant agrees that the Company’s remedies at law for any breach or threat of breach by any of the Consultants of the provisions of this Article IV will be inadequate, and that the Company shall be entitled to an injunction or injunctions, without the necessity for the posting of a bond or other collateral security, to prevent breaches or threatened breaches of the provisions of this Article IV and to enforce specifically the terms and provisions hereof.  If, at the time of the enforcement of this Article IV, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable under the circumstances then existing, each of the Consultants and the Company agree that it is the intention of the parties hereto that such provision should be enforceable to the maximum extent permissible under applicable law.

4.5           Survival.  The provisions of this Article IV shall survive the termination of this Agreement, as applicable.

ARTICLE V
CERTAIN ADDITIONAL AGREEMENTS

5.1           Indemnification of Consultants.

(a)           Indemnification.  The Company shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, each of the Consultants, including but not limited to such Consultant was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Company to procure a judgment in its favor (a “Proceeding”), by reason of the fact that such Consultant is or was a consultant to or agent of the Company, or by reason of anything done or not done by such Consultant in such capacities, against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Consultant, including in connection with any such action, suit or proceeding, provided that such Consultant acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner such Consultant reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Consultant’s conduct was unlawful.

(b)           Prepayment of Expenses.  Expenses incurred in defending any Proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Consultant to repay such amount if it should be ultimately determined that such Consultant is not entitled to be indemnified by the Company as authorized in this Section 5.1 or otherwise.  The Company shall pay the amount of such expenses to the Consultant within twenty (20) days following such Consultant’s delivery to the Company of a written request for an advance pursuant to this Section 5.1, together with a reasonable accounting of such expenses.  Each Consultant hereby acknowledges and agrees to repay to the Company any advances made pursuant to this Section 5.1 if and to the extent that it shall ultimately be found that such Consultant is not entitled to be indemnified by the Company for such amounts.

ARTICLE VI
MISCELLANEOUS

6.1           Entire Agreement; Amendment.  This Agreement, together with the Separation Agreement of each Consultant and, with respect to Carl Goldberg, the Purchase Agreement (as amended) (as defined in the Separation Agreement between Carl Goldberg and the Company), constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto.  This Agreement may not be amended or modified in any way except by a written instrument executed by the Company and the Consultants.

6.2           Notice.  All notices under this Agreement shall be in writing and shall be given by personal delivery, or by registered or certified United States mail, postage prepaid, return receipt requested, to the address set forth below:

If to the Consultants:                                           c/o Carl Goldberg
18 Castle Court
Randolph, NJ 07869

If to the Company:                                               Roseland Management Services, L.P.
343 Thornall Street
Edison, NJ 08837-2206
                                                                                          Attention: Chief Executive Officer

or to such other person or persons or to such other address or addresses as the Consultants and the Company or their respective successors or assigns may hereafter furnish to the other by notice similarly given.  Notices, if personally delivered, shall be deemed to have been received on the date of delivery, and if given by registered or certified mail, shall be deemed to have been received on the fifth business day after mailing.

6.3           Governing Law.  The rights and obligations of the Parties hereunder shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New Jersey, without regard to principles of conflict of laws of each State.

6.4           Jurisdiction and Venue; Waiver of Jury Trial.  Each of the parties irrevocably and unconditionally (i) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement, shall be brought and determined exclusively in any federal court located in the State of New Jersey, in the county of Essex, or if such federal court does not have jurisdiction over such suit, action or legal proceeding, it shall be brought and determined exclusively in any state court located in the State of New Jersey, in the county of Essex; (ii) consents to the exclusive jurisdiction of each such court in any such suit, action or proceeding; (iii) irrevocably waives and agrees not to assert by way or motion, defense, objection or otherwise, in any such suit, action of legal proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or legal proceeding was brought in an inconvenient forum, that the venue thereof is improper, or that this Agreement may not be enforced in or by the above-named courts; and (iv) agrees that service of any court papers may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable law or court rules in such courts.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY MATTER ARISING OUT OF, RELATING TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

6.5           Assignment: Successors and Assigns.  Neither the Consultants nor the Company may make any direct or indirect assignment or subcontracting of this Agreement or any interest herein, by operation of laws or otherwise, without the prior written consent of the other party; provided that the Company shall assign its rights and obligations under this Agreement to any corporation, partnership, organization or other entity in the event that the Company shall effect a reorganization, consolidate with or merge into such other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to such other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Company and each Consultant, and their respective heirs, personal representatives, executors, legal representatives, successors and permitted assigns.

6.6           Waiver.  The waiver by any party hereto of the other party’s prompt and complete performance or breach or violation of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party or as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

6.7           Severability.  The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, then this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

6.8           Attorneys Fees.  In the event that any dispute shall arise between the Company and the Consultants based, in whole or in part, upon this Agreement or any provisions contained herein, the prevailing party in any dispute shall be entitled to recover from the non-prevailing party, and shall be awarded by a court of competent jurisdiction, any and all reasonable fees and disbursements of counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such dispute.

6.9           Compliance with Legal Requirements.  The Company shall not be required, by reason of this Agreement, to provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage nor any other statutory benefit to any of the Consultants.  Each Consultant shall comply at such Consultant’s expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.

6.10           Gender and Number.  Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural and all plural words shall include the singular.

6.11           Section Headings.  The section or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.

6.12           No Third Party Beneficiary other than Company.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and each of their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

6.13           Noncontravention.  Each of the Consultants expressly agrees and represents that the Services to be performed by such Consultant pursuant hereto are not and shall not be in contravention of any other agreement or arrangement by which such Consultant is or may hereafter be bound.

6.14           Counterparts; Facsimile.  This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.  Any signature page delivered by facsimile or PDF signature shall be binding to the same extent as an original signature page with regard to any agreement subject to the terms hereof or any amendment thereto.  Any party who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.

6.15           Right to Consult with Counsel; No Drafting Party.  Each Consultant acknowledges having read and considered all of the provisions of this Agreement carefully, and having had the opportunity to consult with counsel of such Consultant’s own choosing, and, given this, such Consultant agrees that the obligations created hereby are not unreasonable.  Each Consultant acknowledges that such Consultant has had an opportunity to negotiate any and all of these provisions and no rule of construction shall be used that would interpret any provision in favor of or against a party on the basis of who drafted the Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

THE COMPANY:

ROSELAND MANAGEMENT SERVICES, L.P.

By: Roseland Services, L.L.C., its general partner

By: MC Roseland TRS Operating L.L.C., its sole member

By: Mack-Cali Services, Inc., its sole member

By: /s/ Mitchell E. Hersh
Name: Mitchell E. Hersh
Title: President and Chief Executive Officer

THE CONSULTANTS:

/s/ Carl Goldberg
CARL GOLDBERG

/s/ Devra Goldberg
DEVRA GOLDBERG

Schedule I

Description of Services

Executive-level assistance to obtain for the Company and/or its affiliates land use approvals or other governmental permits in connection with the development of multi-family or office-service, flex, office or other projects, and otherwise interacting with governmental authorities on behalf of the Company and/or its affiliates to further their respective business interests with such authorities.

Exhibit A

Release

Reference is made to that certain Consulting Agreement entered into as of July 18, 2014 (“Agreement”) by and between the undersigned and Roseland Management Services, L.P. (the “Company”).  Capitalized terms used in this Release and not defined herein shall have the meaning assigned to them in the Agreement.

The undersigned was an employee of the Company until October 23, 2014 (the “Employment Termination Date”).  The undersigned acknowledges that the undersigned left her employment at her own volition in order to enter into and receive the rights and benefits provided to the undersigned under the Agreement.  In consideration for the company entering into the Agreement with the undersigned and the covenants undertaken pursuant to the Agreement, including, without limitation, the payments set forth in Article II of the Agreement, the undersigned hereby waives, releases and forever discharges (i) the Company and any of its predecessors, parents, subsidiaries, affiliates, and related companies, and all of its and/or their respective past and present parents, subsidiaries, affiliates, (ii) the respective past and present directors, officers and employees of the foregoing entities, and to the extent related to activities of the foregoing entities, the respective insurers, attorneys, representatives and agents of the foregoing entities, and (iii) all of the respective successors and assigns of the foregoing entities (individually and collectively “Company Releasees”) from and with respect to any and all legally waivable claims, grievances, injuries, controversies, agreements, covenants, promises, debts, accounts, actions, causes of action, suits, arbitrations, sums of money, attorneys’ fees, costs, damages, or any right to any monetary recovery or any other personal relief, whether known or unknown, in law or in equity, by contract, tort or pursuant to federal, state or local statute, regulation, ordinance or common law, which the undersigned now has, ever had, or may hereafter have, based upon or arising from any fact or set of facts, whether known or unknown to the undersigned, from the beginning of time until the Employment Termination Date.  Without limiting the generality of the foregoing, this waiver, release, and discharge includes any claim or right asserted or which could have been asserted by the undersigned against the Company or any Company Releasee and/or based upon or arising under any federal, state or local tort, fair employment practices, equal opportunity, or wage and hour laws, including, but not limited to, the common law of the State of New York and the State of New Jersey, Title VII of the Civil Rights Act of 1964, the New York State Human Rights Law, the New York City Human Rights Law, the Americans with Disabilities Act, the Age Discrimination in Employment Act, 42 U.S.C. Section 1981, the Equal Pay Act, the Fair Labor Standards Act, the New York Labor Law, the New Jersey Law Against Discrimination, the New Jersey Wage and Hour Law, the New Jersey Family Leave Act, the New Jersey Conscientious Employee Protection Act and the Employee Retirement Income Security Act, including all amendments thereto.

Notwithstanding the generality of the foregoing, nothing herein constitutes a release or waiver by the undersigned of:  (i) any claim or right that may first arise after the Employment Termination Date; (ii) any claim or right of the undersigned under the Agreement; or (iii) any 401(k) benefits or other vested benefits due to the undersigned pursuant to the terms and conditions of any employee benefit plan of the Company or its affiliates in which the undersigned was a participant on or prior to the Employment Termination Date.

/s/ Devra Goldberg
Devra Goldberg